Exhibit 3.(i).1
                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 10/08/1988
                                                            981393930 - 2953749
                                State of Delaware
                          Certificate of Incorporation
                              Tech-Creations, Inc.

FIRST:         The name of this Delaware corporation is:
                                    Tech-Creations, Inc.

SECOND:        The name and address of the Corporation's Registered Agent is:
                                    Corporate Creations Enterprises, Inc.
                                    686 North Dupont Boulevard #302
                                    Milford DE 19963
                                    Kent County

THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH: The Corporation shall have the authority to issue 10,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock par value $0.0001 per share.

FIFTH: The Board of Directors shall have the authority to issue 40,000,000 shares of Common Stock, par value $0.0001 per share, and the authority to issue an additional 9,000,000 shares of Preferred Stock par value $0.0001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors, at such time as the Board of Directors has fully issued its authorized Common Stock as provided in Article Fourth.

SIXTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SEVENTH:  The name and  address  of the  incorporator  is:
                         Corporate  CreationsInternational Inc.
                         941 Fourth Street #200
                         Miami Beach, FL 33139

EIGHTH: This Certificate of Incorporation shall become effective on the date shown below.

/s/ Greg K.  Kuroda
CORPORATE CREATIONS INTERNATIONAL INC.
Greg K.  Kuroda, Vice President
Date: October 8, 1998